Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169151

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*PRICED* $181.194+MM GEMNT CLASS B BONDS SOLE LEAD : RBS

TRUST ISSUE  CLS  $SIZE-MM   M/F    WAL   EFIN   LFIN   BNCH     SPD  $PX
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GEMNT 2011-1  B    86.557+   A2/A+  1.64  01/14  01/17  1mLibor+  65  $100.663
GEMNT 2012-1  B    94.637+   A2/A+  2.64  01/15  01/18  N      +  80  $100.328
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EXPECTED  SETTLE:  T+2, bonds will settle with accrued interest ERISA ELIGIBLE :
YES OFFERING TYPE : SEC REGISTERED

IMPORTANT NOTICE
The issuer has filed a registration statement (including a base prospectus) with the  SEC  for the offering to which this free writing prospectus relates. Before you  invest  in  this  offering,  you  should  read  the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more  complete information about the issuer and this offering. You may get these documents  for  free  by  visiting  EDGAR  on  the  SEC Web site at www.sec.gov.
Alternatively,  RBS will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbs.com